Ex. 99-1


OXiGENE  Announces   Successful   Completion  of  its  Phase  I  U.S.  Trial  of
Combretastatin A4P for the Treatment of Solid Tumor Cancers

Researchers Report Statistically Significant Findings Demonstrating Drug's Ability to Reduce Blood Flow to Malignant Tumors

Watertown,  Massachusetts,  October 31, 2001 - OXiGENE, Inc. (Nasdaq: OXGN, SSE:
OXGN), The Vascular Targeting Company, today announced the completion of the Phase I U.S. clinical trial of its novel anti-tumor vascular targeting agent, Combretastatin A4 Prodrug (CA4P). The trial generated statistically significant findings demonstrating CA4P's ability to successfully reduce blood flow that feeds malignant tumors. CA4P is the first vascular targeting drug to be tested in a human trial in the United States.

Results will be detailed in a poster presentation this afternoon at the 2001 AACR-NCI-EORTC (American Association for Cancer Research/National Cancer Institute/European Organization for Research and Treatment of Cancer) International Conference on Molecular Targets and Cancer Therapeutics in Miami, Florida. The data show that CA4P can be given safely at doses that significantly diminish the blood flow to malignant tumors, as evidenced by MRI (magnetic resonance imaging).

Researchers confirmed a significant reduction in the tumor blood flow in patients studied 4-6 hours following infusion of CA4P. "We believe that this Phase I trial provides further evidence of the role that our vascular targeting agents can play in causing death of existing tumor cells," said Dai Chaplin, Ph.D., OXiGENE's chief operating officer and head of research and development.

The study, led by Scot Remick, M.D, associate professor of medicine at the Ireland Cancer Center, University Hospitals of Cleveland, Case Western Reserve University School of Medicine in Cleveland, Ohio, marked the first completed U.S. clinical assessment in humans of a vascular targeting agent as an anti-cancer modality.

A total of 25 patients participated in the Ireland Cancer Center trial. Some highlights include:
     |X| One patient, a 55-year-old man with anaplastic thyroid carcinoma, had a "pathological complete remission" after undergoing CA4P treatment and has been disease free for more than two years. |X| Two other patients experienced "prolonged periods of freedom from progression of their disease," according to the research.
     |X| A patient with colon cancer remained stable for 19 months, while another with medullary thyroid cancer remained stable for 12 months.

Clinically significant toxicities included tumor pain (two patients) and acute coronary syndrome (two patients) at the highest dosage levels.

"The drug appears to produce a statistically significant reduction in tumor blood flow in the patients we studied," Dr. Remick said. "It is certainly rare to see a `complete responder' in a Phase I clinical trial. Given the absence of cytotoxic side effects normally seen with traditional chemotherapy drugs, the research team is enthusiastic about the potential of combining CA4P therapy with other anti-cancer treatments.

"Additional indication of vascular effect was also noted in this study by the observation of acute changes in the release of an endothelial cell specific marker in the blood known as soluble intercellular adhesion molecule-1 (sICAM-1). The changes in sICAM-1 levels that we saw in this study may reflect rapid endothelial damage and or cell death due to infusion of CA4P. These results imply that serial measurement of endothelial specific markers such as sICAM-1 may provide further insight into the effects of vascular targeting agents on endothelial cell targets," Dr. Remick continued. "We were able to demonstrate the ability to reduce tumor blood supply at tolerable dosage levels, without traditional cytotoxic side effects. In short, we were able to demonstrate the concept of tumor vasculature targeting."

In May, OXiGENE announced final data from its Phase I U.K. clinical trial of CA4P at the annual meeting of the American Society of Clinical Oncologists. In that study, which involved 34 patients, CA4P demonstrated a reduction in malignant tumor blood flow. The dose-limiting toxicity in the U.K. study was reversible ataxia.

Another Phase I trial, involving 30 patients, also has been conducted at the University of Pennsylvania. One patient in that study, a 19-year-old with medullary thyroid cancer, has seen disease stabilization for 19 months. Five other patients, including two with medullary thyroid cancer, also exhibited clinically relevant degrees of disease stabilization. The dose-limiting toxicity in the University Pennsylvania trial was tumor pain.

In both the U.K. and University of Pennsylvania trials, no dose-limiting cardiac toxicity was observed.

"The findings from OXiGENE's three Phase I trials are very encouraging," said Dr. Chaplin. "We have demonstrated the drug's proof of principle in that the drug can interfere with the blood flow in malignant tumors at doses that are well tolerated and, moreover, we actually have seen clinical responses in several patients."

Combretastatin A4P is derived from the African bush willow Combretum caffrum. Unlike their therapeutic counterparts, anti-angiogenesis agents, which inhibit the formation of new blood vessels in a tumor, vascular targeting agents attack existing tumor vasculature that supports the primary tumor mass.


Company to Host Conference Call In conjunction with this announcement, OXiGENE will host a conference call at 10 a.m. (ET) Thursday, November 1. Participating on the call will be Bjorn Nordenvall, M.D., Ph.D., OXiGENE's chairman and chief executive officer, Dr. Chaplin and Dr. Remick.

To access the conference call, please dial (800) 354-6885 (domestic) and (212) 346-0123 (international) five minutes prior to the scheduled start time. A 48-hour replay of the call will be available by calling (800) 633-8284 (domestic) and 858-812-6440 (international). Please refer to reservation number 19938507.

The conference call also is available by logging on to:

http://web.servicebureau.net/conf
/meta?i=1112300747&c=2343&m=was&u=/w_ccbn.xsl&date_ticker=11_1_2001_OXGN
--------------------------------------------------------------------------------

                                 About OXiGENE

OXiGENE, an international biopharmaceutical company, is the world leader in vascular targeting agents that destroy existing blood vessels associated with cancerous tumors, and which may have an application in the treatment of restenosis and certain forms of ocular disease. With its flagship family of Combretastatin-based vascular targeting agents, OXiGENE is developing a diverse portfolio of innovative products to combat these conditions. The Company's mission is to in-license new therapeutics from academic partners, and develop new drugs that will enhance the effectiveness of traditional cancer treatments and to introduce innovative therapies that attack cancer and other diseases.


This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include,: the efficacy, safety and other findings of the Phase I trials of Combretastatin A4P conducted in the United States and abroad; the potential benefits of OXiGENE's vascular targeting agents in cancer treatment and other diseases including certain forms of ocular disease and, restenosis; and the benefits of combining CA4P with other forms of cancer treatment. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties including but not limited to, the early stage of our product development and the unproven efficacy of our technology and at acceptable dosage levels; our ability to raise capital when needed and on reasonable terms; uncertainties as to the future success of ongoing and planned clinical trials; our dependence on others for much of the clinical development of our technology, as well as for obtaining regulatory approvals and conducting manufacturing and marketing of any products that might successfully reach the end of the development process; competition from other companies and other institutions pursuing alternative technologies; and uncertainties related to our ability to obtain adequate intellectual property protection for our technology and products. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements are contained in our reports to the Securities and Exchange Commission including our 10-Q, 8-K and 10-K reports. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.


Contact:

OXiGENE, Inc.                       or      Sharon Merrill Associates, Inc.
Tammy Bishop                                David Calusdian (Investors)
Director of Investor Relations and          Scott Solomon (Media)
Corporate Communications                    (617) 542-5300
(617) 673-7826                              dcalusdian@investorrelations.com
tbishop@oxigene.com                         ssolomon@investorrelations.com